UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 18, 2013

CONTINUITYX SOLUTIONS, INC.
(Exact name or registrant as specified in its charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, IL 61548
(Address of Principal Executive Offices, Including Zip Code)

309-367-2800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2013, prior to a meeting of the Board of Directors of ContinuityX Solutions, Inc. (the “Company”), David Helfry resigned as a director of the Company.  In a letter date January 30, 2013, a copy of which is attached to this Report as Exhibit 17.1, Mr. Helfrey stated, amongst other things, that while he did not have sufficient information to come to a conclusion with respect to the dispute which has arisen between David Godwin and Brian Wasserman together with various investors with respect to possible financial irregularities and improprieties, that he believes that removal of David Godwin as Chief Executive Officer of the Company would be detrimental to the future success of the Company.  David Helfrey served as the Chairman of the Compensation Committee and as a member of the Audit Committee.

On January 30, 2013, prior to a meeting of the Board of Directors of the Company, James Tait advised Michael Neiberg and Jerrold Sklar, two of the other directors of the Company, of his decision to resign from the Board of Directors and did not attend the meeting of the Board of Directors held on that date.  In a letter dated January 30, 2013, a copy of which is attached to this report as Exhibit 17.2, which was received after the meeting of the Board of Directors on January 30, 2013, Mr. Tait stated, amongst other things, that his decision to resign was attributable to disagreements between Mr. Godwin and Mr. Wasserman and lack of cooperation by Mr. Godwin during the Board of Director’s attempts to investigate apparent inadequate disclosures and material errors in the Company’s financial statements.  James Tait served as the Chairman of the Audit Committee and as a member of the Compensation Committee.

On January 30, 2013, the Board of Directors of the Company removed David Godwin from his positions as Chief Executive Officer, President and all other offices of the Company.  His removal was effective immediately.  Mr. Godwin has retained his position as a director of the Company.

On January 30, 2013, the Board of Directors of the Company elected Brian Wasserman to serve as interim Chief Executive Officer and interim President of the Company.  His appointment was effective immediately.  Mr. Wasserman retained his positions as Chief Financial Officer and Corporate Secretary of the Company.

ITEM 8.01 Other Events.

The Company has recently become aware through a number of verbal communications of the existence of substantial financial irregularities including, but not limited to, potential forgeries of purchase orders, emails and other documents.  The Company has commenced an investigation.  In addition, the Company has received notices from certain of its vendors and lenders that the Company is late or has failed to make certain payments due to them in accordance with required payment schedules.  In view of these issues, and in an effort to provide complete transparency to its investors, the Company is making the following disclosures.  These disclosures may not be complete.  Additional disclosures will be made.

On January 23, 2013, counsel for the Company received by mail a letter, dated January 15, 2013, (the “Letter”) from an attorney representing Jenn Consulting Inc. (“Jenn”) demanding one million three hundred thousand (1,300,000) shares of Common Stock of the Company (the “Stock”) which Jenn claims the Company agreed to issue to Jenn as well as payment of twenty-nine thousand five hundred ($29,500) dollars which Jenn claims is due pursuant to a consulting agreement dated August 12, 2011 (the “Consulting Agreement”), between Jenn and ContinuityX, Inc., a wholly-owned subsidiary of the Company (“ContinuityX”).   The Letter states that if payment is not made within ten (10) days after the date of the letter that Jenn will commence a legal action against the Company.  The Company denies that Jenn is entitled to any Common Stock because no consideration was given for the Stock by Jenn and the Board of Directors of the Company did not approve the issuance of any stock to Jenn.  In addition, the Company disputes the amount which Jenn claims is due.  The Company believes that, if any money is due pursuant to the Consulting Agreement, that it is substantially less than the amount claimed by Jenn.  The Company intends to vigorously defend any legal action commenced against it by Jenn.

By letter dated January 15, 2013, an attorney representing AT&T Corp. (AT&T) demanded payment from a customer of the Company (the “Customer”), which was introduced to AT&T by the Company and for which the Company has received payment from AT&T, claiming that the Customer owes AT&T $552,193.62.  The Customer advised the Company of the claims against it.  Anthony Roth, a former officer and director of the Company advised the Customer that the Company will defend any lawsuit by AT&T.  The Company is presently investigating whether the Company has any obligations to the Customer and whether this action relates to the lawsuit filed by SBC Global Services, Inc. DBA AT&T Global Services with the Clerk of the District Courts in Dallas County, Texas against ContinuityX in December, 2012 (the “AT&T Lawsuit”).

On January 18, 2013, the principal balance of promissory notes issued by the Company with an aggregate principal amount of one million one hundred twenty-five thousand ($1,125,000) dollars (the “Notes”) became due.  The maturity date of the Notes had previously been extended by amendments dated as of December 19, 2012 at which time the Company paid all accrued and accruable interest through January 18, 2013 to the various holders of the Notes (the “Holders”).  Although, the Company has engaged in negotiations with an attorney on behalf of the Holders with respect to an additional extension of the maturity date of the Notes until February 24, 2013, the Company does not know what action the Holders will take.

On January 22, 2013, an investor who purchased two hundred fifty thousand ($250,000) dollars of Senior Secured Convertible Debentures (the “Debenture”) from the Company (the “Investor”) in September, 2012 sent an email to the Company stating that the Company must have known about the AT&T Lawsuit at the time the Investor purchased the Debenture.  The Investor is seeking information with respect to the Lawsuit from the Company and has requested that the Company consider rescinding the Investor’s investment.  The Company is investigating this claim.

Item 9.01 Financial Statements and Exhibits.

Exhibit 17.1 – Letter of resignation of David Helfrey
Exhibit 17.2 – Letter of resignation of James Tait

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContinuityX Solutions, Inc. (the Company)

Dated: January 31, 2013	By:	/s/ Brian Wasserman
Brian Wasserman
Title: Interim President and Chief Executive Officer